UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 2, 2014

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2014, ING North America Insurance Corporation (“ING NAIC”), a wholly owned subsidiary of Voya Financial, Inc. (the “Company”) entered into a Master Outsourcing Services Agreement (the “MSA”) with Milliman, Inc. (“Milliman”) pursuant to which Milliman will perform certain services with respect to the Company’s closed block variable annuity segment (the “CBVA Segment”).

Under the MSA, Milliman will perform the calculation of financial reporting and risk metrics, along with the analytics used to determine hedge positions as both relate to the CBVA Segment. Milliman’s obligations do not include the actual production or filing of internal or external financial and risk reports or the execution of any transactions. The Company will continue to oversee and manage the CBVA segment and also retain full accountability for the assumptions and methodologies used with respect to the CBVA Segment, as well as the setting of hedge objectives and the execution of hedge positions.

The MSA has an initial term of five years. ING NAIC has a unilateral right to extend the term for an additional two years under the same terms and conditions. ING NAIC may terminate some or all of the services provided under the MSA upon the occurrence of certain events, including a material breach, the departure of certain key individuals, a change of control by Milliman, the material deterioration of Milliman’s financial condition, excessive failures to meet specified service levels or Milliman’s failure to resume service following a force majeure event. In addition, ING NAIC may, upon payment of a termination fee, terminate the MSA without cause. Milliman may terminate the agreement upon certain breach events set forth in the MSA. In the event of any termination, Milliman is required to provide up to 18 months of termination assistance.

In the event that the Company divests some or all of the CBVA Segment, ING NAIC may cause Milliman, with respect to the divested business, to (i) continue providing services under the MSA to a buyer for a limited transition period; (ii) continue providing such services to a buyer for the remainder of the term of the MSA or (iii) cease the provision of such services with respect to the divested portion of the CBVA Segment.

No services under the MSA may be provided from outside the United States without ING NAIC’s consent.

The MSA is filed with this Current Report on Form 8-K as Exhibit 10.1 and the description of the MSA in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is hereby incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Master Outsourcing Services Agreement between ING North America Insurance Corporation and Milliman, Inc. dated as of June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ Harris Oliner
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: June 2, 2014